UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

DUKE ENERGY CORPORATION

(formerly Duke Energy Holding Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

On Thursday, June 26, 2008, Duke Energy Corporation (“Duke Energy”) announced that it has executed a definitive agreement to acquire Catamount Energy Corporation, a leading wind power company located in Rutland, Vermont, from funds affiliated with Diamond Castle Holdings, LLC.  The acquisition price is approximately $240 million, plus the assumption of approximately $80 million of debt, and is incremental to Duke Energy’s previously disclosed capital expenditure plan for 2008.  The acquisition would include over 300 megawatts of power generating assets, including 283 megawatts of Phases 1-5 of the Sweetwater wind power facility in West Texas, and 20 megawatts of cogeneration and biomass generation in New England.  The acquisition would also include approximately 1,750 megawatts of wind assets under development in the United States and United Kingdom.  The transaction is expected to close in the fourth quarter of 2008 and is subject to customary closing conditions, including termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and approval by the Federal Energy Regulatory Commission and the Public Utilities Commission of Texas.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 26, 2008	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller